Exhibit 10.8
LEASE GUARANTY AND NEGATIVE
PLEDGE AGREEMENT
     THIS LEASE GUARANTY AND NEGATIVE PLEDGE AGREEMENT is dated as of June 1, 2008 (this “Guaranty”), by LIFE TIME FITNESS, INC., a Minnesota corporation (“Guarantor”), whose mailing address is 2902 Corporate Place, Chanhassen, MN 55317, in favor of LTF REAL ESTATE VRDN I, LLC, a Delaware limited liability company, its successors and assigns (“Landlord”), whose address is 2902 Corporate Place, Chanhassen, MN 55317, with reference to the recitals set forth below.
R E C I T A L S:
     A. Landlord has agreed to lease to LTF Club Operations Company, Inc., a Minnesota corporation (“Tenant”), certain real property and improvements thereon located on the real property legally described on (i) Exhibit A-1 hereto (the “Minnesota Premises”) pursuant to the Lease Agreement dated as of June 13, 2008 (the “Minnesota Lease”) between Landlord and Tenant and (ii) Exhibit A-2 hereto (the “Kansas Premises”; the Minnesota Premises and the Kansas Premises are collectively referred to herein as the “Premises”) pursuant to the Lease Agreement dated as of June 13, 2008 (the “Kansas Lease”; the Minnesota Lease and the Kansas Lease are referred to herein individually as a “Lease” and collectively as the “Leases”) between Landlord and Tenant.
     B. General Electric Capital Corporation (“GECC”) has agreed to issue an irrevocable direct pay letter of credit (the “Letter of Credit”) for the account of Landlord pursuant to the terms of the Reimbursement Agreement dated as of June 1, 2008 (the “Reimbursement Agreement”) among GECC, Landlord and GE Government Finance, Inc. As security for its reimbursement obligations under the Reimbursement Agreement, Landlord has, (i) pursuant to the terms of the Mortgage, Security Agreement, Assignment of Leases and Rents, Financing Statement and Fixture Filing of even date herewith, (a) granted a mortgage lien to GECC on the Minnesota Premises and (b) assigned all of its rights and interest in the Minnesota Lease to GECC, and (ii) pursuant to the terms of the Mortgage, Security Agreement, Assignment of Leases and Rents, Financing Statement and Fixture Filing of even date herewith, (a) granted a mortgage lien to GECC on the Kansas Premises and (b) assigned all of its rights and interest in the Kansas Lease to GECC.
     C. As a condition precedent to issuing the Letter of Credit, GECC requires that Tenant obtain the execution of this Guaranty by Guarantor, and Landlord will be relying on the terms hereof in leasing the Premises. As a condition precedent to GECC’s issuing the Letter of Credit, GECC requires that Landlord assign its rights in this Guaranty to GECC.
     D. The leasing of the Premises by Landlord to Tenant and the issuance of the Letter of Credit are of value to Guarantor, are reasonably expected to benefit Guarantor, directly or indirectly, and are in furtherance of Guarantor’s interests.
     In consideration of Landlord’s leasing the Premises to Tenant, and as an inducement to Landlord to do so, Guarantor hereby agrees, warrants and covenants as follows:

     1. Guarantor hereby unconditionally, irrevocably and absolutely guarantees the full and prompt payment when due, whether by acceleration or otherwise, of (a) all rent and all other sums and charges whatsoever payable by Tenant under the Leases, including, without limitation, all costs of collection, attorneys’ fees, court costs, and other advances and extensions thereunder, and (b) the full, faithful and prompt performance and observance of all the covenants, terms and conditions and agreements to be performed and observed by Tenant under the Leases, all without set-off, counterclaim, recoupment, or deduction of any amounts owing or alleged to be owing by Landlord to Tenant. It is expressly understood that this Guaranty covers, without limitation, (y) any and all amendments, extensions, modifications, rearrangements and renewals of the Leases; and (z) all interest, default interest, late payment fees and other amounts that would have accrued under the Leases but for the commencement of a case under the Federal Bankruptcy Code or any other similar federal or state law. Without limiting the foregoing, Guarantor specifically guarantees payment of any judgment entered against the Tenant and any damages that may be awarded in any action brought against the Tenant by Landlord arising out of or relating to either Lease. All of the indebtedness, obligations and liabilities described in this paragraph are referred to herein collectively as the “Guaranteed Obligations.” This Guaranty is a guaranty of payment and not merely of collection.
     2. This Guaranty shall take effect when received by Landlord without the necessity of any acceptance by Landlord or of any notice to Guarantor or to Tenant, shall be continuing and irrevocable, and shall remain in full force and effect until all the Guaranteed Obligations are fully and finally paid. If payment is made by Tenant, whether voluntarily or otherwise, or by any third party, on the Guaranteed Obligations and thereafter Landlord is forced to remit, rescind or restore the amount of that payment under any federal or state bankruptcy law or law for the relief of debtors or for any other reason, (a) the amount of such payment shall be considered to have been unpaid at all times for the purposes of enforcement of this Guaranty and (b) the obligations of Tenant guaranteed herein shall be automatically reinstated to the extent of such payment.
     3. The obligations of Guarantor hereunder are separate and independent of the obligations of Tenant. Guarantor expressly agrees that a separate action may be brought against Guarantor whether or not Tenant is joined in such action.
     4. Guarantor represents, warrants, and covenants to Landlord that (a) Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota; (b) Guarantor is in good standing and is duly licensed or qualified to transact business in the State of Minnesota and the State of Kansas; (c) Guarantor expects to derive financial and other advantages and benefits, directly or indirectly, from the making of this Guaranty; (d) Guarantor executed this Guaranty without any intent to hinder, delay, or defraud any current or future creditor of Guarantor; (e) Guarantor is not insolvent and will not become insolvent as a result of the execution of this Guaranty; (f) Guarantor is not engaged, and is not about to engage, in any business or transaction for which any property remaining with Guarantor has an unreasonably small capital or for which the remaining assets of Guarantor are unreasonably small in relation to the business of Guarantor or the transaction contemplated by this Guaranty; (g) Guarantor does not intend to incur, and does not believe and has no reason to believe, that Guarantor will incur, debts beyond Guarantor’s ability to pay such debts as they become due; (h) no representations or agreements of any kind have been made to Guarantor which would limit or qualify in any way the terms of this

Guaranty; (i)  Landlord has made no representation to Guarantor as to the creditworthiness of Tenant; (j) Guarantor has established adequate means of obtaining from Tenant on a continuing basis information regarding Tenant’s financial condition; (k) Guarantor will keep adequately informed of any facts, events or circumstances which might in any way affect Guarantor’s risks under this Guaranty; (l) this Guaranty shall not be affected by Landlord’s failure to disclose to Guarantor any information or documents (financial or otherwise) heretofore or hereafter acquired by Landlord in the course of its relationship with Tenant; (m) Guarantor has been fully authorized to execute, deliver and perform this Guaranty, and to incur the obligations herein provided for, under the terms and provisions of the resolutions of its board of directors, or by other appropriate official approval, and further represents, covenants and warrants that all requirements have been met, and procedures have occurred in order to ensure the enforceability of this Guaranty and this Guaranty has been duly authorized, executed and delivered; (n) the officer of Guarantor executing this Guaranty has been duly authorized to execute and deliver this Guaranty under the terms and provisions of a resolution of Guarantor’s board of directors, or by other appropriate official approval; (o) this Guaranty constitutes a valid and legally binding obligation of Guarantor enforceable against Guarantor in accordance with its terms, except to the extent limited by bankruptcy, reorganization or other laws of general application relating to effecting the enforcement of creditors’ rights; (p) the execution and delivery of this Guaranty, the consummation of the transactions contemplated hereby and the fulfillment of the terms and conditions hereof do not and will not violate any law, rule, regulation or order, conflict with or result in a breach of any of the terms or conditions of the articles of incorporation or bylaws of Guarantor or of any agreement or instrument to which Guarantor is now a party and does not and will not constitute a default under any of the foregoing or result in the creation or imposition of any liens, charges or encumbrances of any nature upon any of the property or assets of Guarantor contrary to the terms of any instrument or agreement to which Guarantor is a party or by which it is bound; and (q) Guarantor’s federal tax identification number is 41-1689746.
     5. Guarantor agrees that all terms and conditions of agreements heretofore or hereafter made between Landlord and the Tenant (including, without limitation, the Leases) shall not affect Guarantor’s obligations under this Guaranty and further agrees that any of the following actions of the Landlord taken without further consent of or disclosure or notice to Guarantor, and without affecting or releasing the obligations of Guarantor hereunder, and accordingly Landlord may, without affecting Guarantor’s obligations under this Guaranty: (a) surrender, exchange, release, assign, or sell any collateral or waive, release, assign, sell, or subordinate any security interest, in whole or in part; (b) waive, delay the exercise of, release, compromise, or grant indulgences in respect of any rights or remedies of Landlord against the Tenant or any surety or guarantor (including, without limitation, rights or remedies of Landlord against Guarantor under this Guaranty); (c) waive or delay the exercise of any rights or remedies of Landlord in respect of any collateral or security interest now or hereafter held; (d) renew, extend, waive, accelerate, or modify the terms of any Guaranteed Obligation or the obligations of any surety or guarantor; (e) realize on any security interest with or without preservation of a deficiency judgment; (f) apply payments received from Tenant or any surety or guarantor (including Guarantor) or from any collateral to any indebtedness, liability, or obligations of Tenant or such sureties or guarantors whether or not a Guaranteed Obligation hereunder; or (g) adjust, compromise or receive less than the amount due upon any collateral or the Guaranteed Obligations, and enter into any accord and satisfaction or novation agreement with respect to the same as Landlord shall deem advisable.

     6. Guarantor waives notice of (a) Landlord’s acceptance of this Guaranty or its intention to act or its actions in reliance hereon; (b) the present existence or future incurring of any Guaranteed Obligations or any terms or amounts thereof or any change therein; (c) any default by the Tenant or any surety or guarantor; (d) the obtaining of any guaranty or surety agreement (in addition to this Guaranty); (e) the obtaining of any pledge, assignment or other security for any Guaranteed Obligations; (f) the release of the Tenant or any surety or guarantor; (g) the release of any collateral; and (h)  any other demands or notices whatsoever with respect to the Guaranteed Obligations or this Guaranty. The Guarantor further waives notice of presentment, demand, protest, notice of nonpayment, notice of intent to accelerate, and notice of protest in relation to any instrument or agreement evidencing any Guaranteed Obligation.
     7. Guarantor hereby waives (a) promptness and diligence and all other notices, demands and protests, and all other formalities of every kind in connection with the enforcement of either Lease or of the obligations of Guarantor hereunder, the omission of or delay in which, but for the provisions of this paragraph, might constitute grounds for relieving the Guarantor of its obligations hereunder; and (b) any requirement that Landlord protect, secure, perfect or insure any lien or security interest or other encumbrance or any property subject thereto or pursue or exhaust any right or take any action (including mitigation of damages) against or with respect to the Tenant or any other person or entity or any collateral.
     8. Guarantor expressly waives any and all rights to defenses under this Guaranty arising by reason of (a) any “one-action” or “anti-deficiency” law or any other law which may prevent Landlord from bringing any action, including a claim for deficiency against Guarantor, before or after Landlord’s commencement or completion of any action against Tenant; (b) ANY ELECTION OF REMEDIES BY LANDLORD (INCLUDING WITHOUT LIMITATION ANY TERMINATION OF EITHER LEASE) WHICH DESTROYS OR OTHERWISE ADVERSELY AFFECTS GUARANTOR’S SUBROGATION RIGHTS OR GUARANTOR’S RIGHTS TO PROCEED AGAINST TENANT FOR REIMBURSEMENT; (c) any defense of Tenant or of any other person, or by reason of the cessation of Tenant’s liability from any cause whatsoever, other than full and final payment in legal tender of the Guaranteed Obligations; (d) any right to claim discharge of the Guaranteed Obligations on the basis of unjustified impairment of any collateral for the Guaranteed Obligations; (e) any change in the corporate relationship between Guarantor and Tenant or any termination of such relationship; (f) any irregularity, defect or unauthorized action by Landlord or Tenant or any of their respective officers, directors or other agents in executing and delivering any instrument or agreements relating to the Guaranteed Obligations or in carrying out or attempting to carry out the terms of any such agreements; (g) any receivership, insolvency, bankruptcy, reorganization or similar proceeding by or against Tenant, Landlord or Guarantor; (h) any setoff, counterclaim, recoupment, deduction, defense or other right which Guarantor may have against Landlord, Tenant or any other person for any reason whatsoever whether related to the Guaranteed Obligations or otherwise; (i) any assignment, endorsement or transfer, in whole or in part, of the Guaranteed Obligations, whether made with or without notice to or the consent of Guarantor; (j) if the recovery from Tenant or any other person or entity becomes barred by any statute of limitations or is otherwise prevented; or (k) any neglect, delay, omission, failure or refusal of Landlord to take or prosecute any action for the collection of any of the Guaranteed Obligations or to foreclose or take or prosecute any action in connection with any lien or right of security

(including perfection thereof) existing or to exist in connection with, or as security for, any of the Guaranteed Obligations, it being the intention hereof that Guarantor shall remain liable as a principal on the Guaranteed Obligations notwithstanding any act, omission or event which might, but for the provisions hereof, otherwise operate as a legal or equitable discharge of Guarantor. Guarantor hereby waives all defenses of a surety to which it may be entitled by statute or otherwise.
     9. Guarantor hereby agrees and covenants not to allow a Change of Control (as defined in the Reimbursement Agreement) to occur, until such time as the Guaranteed Obligations have been fully satisfied.
     10. [Reserved.]
     11. Guarantor hereby irrevocably waives all claims it has or may acquire against Tenant in respect of the Guaranteed Obligations, including rights of exoneration, reimbursement and subrogation, unless and until all of the obligations under the Reimbursement Agreement and the Environmental Indemnity Agreement have been paid in full.
     12. Guarantor will deliver, or cause to be delivered, to GECC each of the following, which shall be in form and detail acceptable to GECC:
     (a) as soon as available, and in any event within 120 days after the end of each fiscal year of Guarantor, or if longer, within the period allowed by the Securities and Exchange Commission to file annual financial statements, copies of publicly available reports;
     (b) if the reports set forth in subsection (a) of this Section are no longer publicly available, as soon as available, and in any event within 120 days after the end of each fiscal year of Guarantor, consolidated audited financial statements of Guarantor with the unqualified opinion of independent certified public accountants selected by Guarantor and acceptable to GECC, which annual financial statements shall include the balance sheet of Guarantor as at the end of such fiscal year and the related statements of income, retained earnings and cash flows of Guarantor for the fiscal year then ended, all in reasonable detail and prepared in accordance with GAAP, together with a certificate of the chief financial officer of Guarantor stating that such financial statements have been prepared in accordance with GAAP; and
     (c) promptly upon knowledge thereof, notice of any Material Adverse Effect. “Material Adverse Effect” means a material adverse effect upon (i) the ability of Guarantor to perform, or of GECC to enforce, any material provision of this Guaranty, (ii) the enforceability of any material provision of this Guaranty, and (iii) the financial or operating condition of Guarantor.
     13. Guarantor shall not (a) sell, lease, assign, transfer or otherwise dispose of any of its assets, unless allowed pursuant to the terms of the Credit Agreement or waived or consented to by the administrative agent and lead arranger and/or the banks thereunder; or (b) consolidate with or merge into any person, or permit any other person to merge into it or acquire (in a transaction analogous in purpose or effect to a consolidation or merger) all or substantially all of the assets of any other person, unless allowed pursuant to the terms of the Credit Agreement. “Credit Agreement” means that certain Second Amended and Restated Credit Agreement dated as of May 31, 2007, as amended by the Amendment No. 1 to Second Amended and Restated Credit Agreement dated as of January 24, 2008, among Guarantor, the banks from time to time a party thereto, U.S. Bank National Association, as administrative agent and lead arranger, J.P. Morgan Securities Inc. and Royal Bank of Canada, as co-syndication agents, and BMO Capital Markets, as documentation agent, as the same may be amended from time to time and/or replaced with a similar credit agreement.
     14. This Guaranty shall be legally binding upon Guarantor and its successors and assigns, and shall inure to the benefit of Landlord and its successors and assigns, provided that the obligations of Guarantor hereunder are personal to it and the Guarantor may not assign any of its rights or obligations hereunder. Landlord may, without any notice whatsoever to Guarantor, or to anyone else, sell, assign or transfer either Lease, with or without any security therefor, and in that event each and every immediate and successive assignee, transferee or holder of all or any part of such Lease shall have the right to enforce this Guaranty, by suit or otherwise, for the benefit of such assignee, transferee or holder as though such parties were herein by name specifically given those rights, powers and benefits. Guarantor acknowledges that Landlord is assigning all of its rights and interests in this Guaranty to GECC. Guarantor acknowledges that GECC may rely on this Guaranty and may enforce it as Landlord’s assignee as fully as if GECC were a party thereto.
     15. This Guaranty, including all matters of construction, validity and performance, shall be construed in accordance with the laws of the State of Minnesota.
     16. No delay on the part of Landlord in exercising any right, power or privilege under this Guaranty shall operate as a waiver of any such right, power or privilege, nor shall any exercise or waiver of any privilege or right preclude any other or further exercise of such privilege or right or the exercise of any other right, power or privilege. All of Landlord’s rights and remedies shall be cumulative. In the event Landlord in its sole discretion elects to give notice of any action with respect to the sale of collateral, if any, securing the Guaranteed Obligations or any part thereof, Guarantor agrees that ten (10) days prior written notice shall be deemed reasonable notice of any matters contained in such notice.
     17. If any provision of this Guaranty or any portion of any provision of this Guaranty shall be deemed to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not alter the remaining portion of such provision, or any other provision hereof, as each provision of this Guaranty shall be deemed severable from all other provisions hereof.
     18. This Guaranty shall expire and be of no further force or effect at such time as all of the obligations under the Reimbursement Agreement have been satisfied.
     19. GUARANTOR HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF, DIRECTLY OR INDIRECTLY, THIS GUARANTY AND ANY DEALINGS BY GUARANTOR RELATING TO THE SUBJECT MATTER OF THE TRANSACTIONS CONTEMPLATED BY THIS

GUARANTY. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT (INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS). THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE TRANSACTIONS CONTEMPLATED BY THIS GUARANTY. IN THE EVENT OF LITIGATION, THIS GUARANTY MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.
[REMAINDER OF PAGE LEFT INTENTIONALLY BLANK;
EXECUTION PAGE FOLLOWS]

     IN WITNESS WHEREOF, Guarantor has executed or has caused this Guaranty to be executed under seal by its duly authorized representative as of the date written above.

GUARANTOR:

LIFE TIME FITNESS, INC.

By:

Name: Eric J. Buss
Title: Secretary
ASSIGNMENT OF THIS GUARANTY
     LTF Real Estate VRDN I, LLC hereby assigns all of its rights and interests in this Guaranty to General Electric Capital Corporation.

LTF REAL ESTATE VRDN I, LLC

By:

Name: Eric J. Buss
Title: Secretary
[EXECUTION PAGE OF LEASE GUARANTY AND NEGATIVE PLEDGE AGREEMENT]

EXHIBIT A-1
LEGAL DESCRIPTION OF MINNESOTA PREMISES

Property Address:	2902 Corporate Place Chanhassen, MN
Parcel 1: Lot 2, Block 1, LIFE TIME FITNESS 2ND ADDITION, according to the recorded plat thereof, Carver County, Minnesota.
Torrens Property-Certificate of Title No. 33647.0
Parcel 2: Non-exclusive easements as contained in the Declaration of Cross Access, Parking, Sanitary Sewer, Storm Water and Water Easements dated February 18, 2008, recorded March 19, 2008, as Document No. 166225
APN: 25.077004

EXHIBIT A-2
LEGAL DESCRIPTION OF KANSAS PREMISES
PARCEL 1:
LOT 16, CORBIN PARK, SECOND PLAT, A SUBDIVISION OF LAND IN THE CITY OF OVERLAND PARK, JOHNSON COUNTY, KANSAS, EXCEPT ANY PART TAKEN, USED OR DEDICATED FOR ROADS OR PUBLIC RIGHT OF WAYS.
PARCEL 2:
NON-EXCLUSIVE EASEMENTS FOR THE BENEFIT OF PARCEL 1 FOR ACCESS AS DESCRIBED IN SECTION 4, PARAGRAPH A, UTILITY AND STORM SEWER AS DESCRIBED IN SECTION 4, PARAGRAPH C, DRAINAGE AS DESCRIBED IN SECTION 4, PARAGRAPH D, AND FOR ACCESS EASEMENTS FOR MONUMENT SIGNAGE AS DESCRIBED IN SECTION 4, PARAGRAPH B AS CREATED IN AN EASEMENT AGREEMENT DATED NOVEMBER 18, 2005, FILED DECEMBER 2, 2005 IN BOOK 200512, AT PAGE 000955 OVER, UNDER AND ACROSS THE LAND DESCRIBED ON EXHIBITS D AND F THEREIN, EXCEPT ANY PART THEREOF THAT LIES WITHIN THE BOUNDARIES OF LOT 16, CORBIN PARK, SECOND PLAT, A SUBDIVISION IN THE CITY OF OVERLAND PARK, JOHNSON COUNTY, KANSAS. SUBJECT TO THE TERMS, PROVISIONS, LIMITATIONS AND CONDITIONS AS SET FORTH IN SAID INSTRUMENT.
TRACT 1:
LOT 16, CORBIN PARK, SECOND PLAT, A SUBDIVISION OF LAND IN THE CITY OF OVERLAND PARK, JOHNSON COUNTY, KANSAS, EXCEPT ANY PART TAKEN, USED OR DEDICATED FOR ROADS OR PUBLIC RIGHT OF WAYS.
TRACT 2:
NON-EXCLUSIVE EASEMENTS FOR THE BENEFIT OF PARCEL 1 FOR ACCESS AS DESCRIBED IN SECTION 4, PARAGRAPH A AND FOR STORM SEWER AS DESCRIBED IN SECTION 4, PARAGRAPH C AS CREATED IN AN EASEMENT AGREEMENT DATED NOVEMBER 18, 2005, FILED DECEMBER 2, 2005 IN BOOK 200512, AT PAGE 000955 OVER, UNDER AND ACROSS THE LAND DESCRIBED ON EXHIBITS D AND F THEREIN, EXCEPT ANY PART THEREOF THAT LIES WITHIN THE BOUNDARIES OF LOT 16, CORBIN PARK, SECOND PLAT, A SUBDIVISION IN THE CITY OF OVERLAND PARK, JOHNSON COUNTY, KANSAS. SUBJECT TO THE TERMS, PROVISIONS, LIMITATIONS AND CONDITIONS AS SET FORTH IN SAID INSTRUMENT.
TRACT 3:

TEMPORARY, NON-EXCLUSIVE EASEMENTS FOR THE BENEFIT OF PARCEL 1 AS CREATED BY A TEMPORARY ACCESS AND CONSTRUCTION STAGING EASEMENT DATED NOVEMBER 18, 2005, FILED DECEMBER 2, 2005 IN BOOK 200512, AT PAGE 000956 FOR A TEMPORARY ACCESS EASEMENT AND A TEMPORARY CONSTRUCTION STAGING EASEMENT OVER, UNDER AND ACROSS THE LAND DESCRIBED IN EXHIBIT C AND EXHIBIT D THEREIN. SUBJECT TO THE TERMS, PROVISIONS, LIMITATIONS AND CONDITIONS AS SET FORTH IN SAID INSTRUMENT.